Exhibit 99.1

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600		News Release
Contact:

	For investors:	Terri Williams-Perry – phone: 215 231.1486
Email: terri.williams-perry@radian.biz

	For the media:	Rick Gillespie – phone: 215 231.1061
Email: rick.gillespie@radian.biz

Radian Announces Commutation of $9.8 Billion Ambac Portfolio

Reduces financial guaranty exposure by 10 percent;

provides capital support for MI business

PHILADELPHIA, July 21, 2009 — Radian Group Inc. (NYSE: RDN) today reported that, on July 20, 2009, its financial guaranty insurance subsidiary, Radian Asset Assurance Inc. (Radian Asset), entered into a Commutation and Release Agreement, effective as of July 1, 2009, with Ambac Assurance Corporation and Ambac Assurance UK Limited (Ambac), to commute $9.8 billion of Radian Asset’s reinsurance portfolio assumed from Ambac.

“A key component of our capital plan is to provide capital support and cash infusions over time to our core mortgage insurance business,” noted Chief Executive Officer S.A. Ibrahim. “We continue to utilize Radian Asset as an important source of capital support for Radian Guaranty, our principal mortgage insurance subsidiary, and, by reducing our overall financial guaranty risk through this commutation, we have increased our ability to access that capital.”

The Commutation Agreement provides, among other things, for Radian Asset to make a $100 million settlement payment to Ambac, including a refund of unearned premium reserves and payment of statutory loss reserves. The commutation, which represents 99.7 percent of the insured portfolio previously assumed from Ambac, decreases Radian Asset’s total insured portfolio by 10 percent, including a decrease of 42 percent in Radian Asset’s exposure to mortgage-backed securities. The statutory surplus of Radian Asset (and Radian Guaranty) will be positively impacted in the third quarter 2009 by approximately $40 million as a result of the Ambac commutation.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

About Radian

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk management products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

Forward-Looking Statements

Some of the statements in this release constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual outcomes and results may differ materially from what is expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from those projected in such forward-looking statements include, without limitation, the following:

•        changes in general financial and political conditions, such as a deepening of the existing national economic recession, further decreases in housing demand, mortgage originations or housing values (in particular, further deterioration in the housing, mortgage and related credit markets, which would harm our future consolidated results of operations and could cause losses for our businesses to be worse than expected), a further reduction in the liquidity in the capital markets and further contraction of credit markets, further increases in unemployment rates, changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•        catastrophic events or further economic changes in geographic regions where our mortgage insurance or financial guaranty insurance in force is more concentrated;

•        our ability to successfully execute upon our internally sourced capital plan (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support new business writings in our mortgage insurance business and the long-term liquidity needs of our holding company (including significant payment obligations in 2010 and 2011); and to protect our credit ratings and the financial strength ratings of Radian Guaranty Inc., our principal mortgage insurance subsidiary, from further downgrades;

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

•        a further decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the ongoing deterioration in housing markets throughout the U.S.;

•        our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of on-going losses in this business and in our financial guaranty portfolio;

•        our ability to continue to mitigate losses through increased levels of rescissions and denials, which have positively impacted our provision for losses;

•        the concentration of our mortgage insurance business among a relatively small number of large customers;

•        disruption in the servicing of mortgages covered by our insurance policies;

•        the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•        the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and of adjustable rate products, such as adjustable rate mortgages and interest-only mortgages, which have resulted in increased losses and are expected to result in further losses;

•        reduced opportunities for loss mitigation in markets where housing values fail to appreciate or continue to decline;

•        changes in persistency rates of our mortgage insurance policies;

•        an increase in the risk profile of our existing mortgage insurance portfolio due to mortgage refinancing in the current housing market;

•        further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength ratings assigned to Radian Guaranty Inc.);

•        heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular those that have been assigned higher ratings from the major rating agencies);

•        changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

•        the application of existing federal or state consumer, lending, insurance, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing investigations or the possibility of private lawsuits or other formal investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations, (ii) legislative and regulatory changes affecting demand for private mortgage insurance, or (iii) legislation and regulatory changes limiting or restricting our use of (or requirements for) additional capital, the products we may offer, the form in which we may execute the credit protection we provide or the aggregate notional amount of any product we may offer for any one transaction or in the aggregate;

•        the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance businesses, or to estimate accurately the fair value amounts of derivative contracts in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•        the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;

•        volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the premium deficiency in our mortgage insurance business on a quarterly basis;

•        changes in accounting guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board;

•        legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax– and expense-sharing arrangements with our subsidiaries; and

•        our investment in Sherman Financial Group LLC, which could be negatively affected in the current credit environment if Sherman is unable to maintain sufficient sources of funding for its business activities or remain in compliance with its credit facilities.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the risks described under Item 1A, “Risk Factors” under our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

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